UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13 , 2003

Semele Group Inc.
(Exact name of registrant as specified in its charter)

Delaware           0-16886             36-3465422
(State or other jurisdiction    (Commission   (IRS Employer of incorporation)
                                   Identification No.)                                                                                 File Number)

200 Nyala Farms, Westport, Connecticut               06880
(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code: (203) 341-0555

(Former name or former address, if changed since last report)

Semele Group Inc.
Form 8-K

Item 5 . Other Events and Regulation FD Disclosure

The Registrant has received a series of comment letters from the Securities and Exchange Commission (“SEC”) relating to the SEC staff’s review of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2001 and the Registrant’s quarterly reports on Form 10-QSB for each of the first three quarters of fiscal 2002. In the comment letter, the SEC staff, among other things, asked the Registrant to restate its 2001 financial information in its 2002 Form 10-KSB.

The Registrant is in the process of restating its 2001 financial information which includes consultation with its independent auditors. As a result of the restatement, the Registrant was not be able to file its Form 10-QSB for the period ending June 30 , 2003 by the required filing deadline, August 14 , 2003, or the extended filing deadline, August 19 , 2003. The Registrant expects to file the Form 10-KSB for the fiscal year ending December 31, 2002 and Form 10-QSB’s for the period ending March 31, 2003 and June 30, 2003 as soon as the restatement is completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 13 , 2003        SEMELE GROUP INC.

                                                                                                                    By: /s/ Richard K. Brock
    Name: Richard K. Brock
                 Title: Chief Financial Officer and Treasurer